Exhibit 10.1

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

THIS AMENDMENT NO. 3 TO LOAN AGREEMENT dated as of April 25, 2026, by and between Clearfield, Inc., a Minnesota corporation (“Borrower”) and Old National Bank, the successor by merger to Bremer Bank, National Association (“Lender” or "Bank").

RECITALS:

WHEREAS, the Borrower and the Lender are parties to that certain Loan Agreement dated April 27, 2022, as amended by that certain Amendment No. 1 to Loan Agreement dated August 5, 2024, and as further amended by that certain Amendment No. 2 to Loan Agreement dated April 25, 2025 ("Loan Agreement");

WHEREAS, the Borrower has requested an extension of existing credit from the Lender; and

WHEREAS, the Lender is willing to agree to Borrower’s requests on the condition that the Loan Agreement be amended as provided herein.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the Loan Agreement is hereby amended as follows:

1.       Definitions.

         (a)     All capitalized terms used herein shall have the meaning ascribed to them in the Loan Agreement unless otherwise specifically defined herein.

         (b)     The following definition contained in Section 1 of the Loan Agreement is hereby amended and restated to provide as follows:

“1.1     Note. The Borrower’s Second Amended and Restated Revolving Credit Promissory Note dated April 25, 2026 in the amount of $40,000,000.00 payable to the Lender in the form provided by the Lender ("Note").”

         (c)     The following new Subsections are hereby added to Section 1 of the Loan Agreement to provide as follows:

“1.15     Certificate of Authority. A Certificate of Authority of the Borrower in form provided by the Lender to be executed in connection with Amendment No. 3 to Loan Agreement.”

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

“1.16     Amendment No. 3 to Loan Agreement. That certain Amendment No. 3 to Loan Agreement dated April 25, 2026 executed by the Borrower and the Lender (“Amendment No. 3 to Loan Agreement”).”

2.       Amendments.

         (a)       Section 2.3 of the Loan Agreement is hereby amended and restated to provide as follows:

“2.3       Interest and Payments.

    (a)     The Lender does not warrant, nor accept responsibility, nor shall the Lender have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “SOFR” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rates or the effect of any of the foregoing.

    (b)     The outstanding principal balance of the Note shall bear interest (which the Borrower hereby promises to pay) at the rate per annum equal to the Floating Rate as in effect from time to time plus the Applicable Margin. The Floating Rate shall initially be equal to 5.50% per annum, and thereafter the Floating Rate shall be reset on the first (1st) day of every calendar month occurring after April 25, 2026 (herein, a “Change Date”) and remain in effect until the next Change Date. Notwithstanding the foregoing, or anything to the contrary contained herein, in no event shall the Floating Rate plus the Applicable Margin ever be lower than 1.80%.

    (c)       Commencing on May 1, 2026 and continuing monthly thereafter through and including the month in which the Note Termination Date, as hereinafter defined, occurs, payments of accrued and unpaid interest at the Floating Rate plus the Applicable Margin shall be due and payable.

    (d)       Subject to clause (e) below, if at any time the Lender determines in good faith (which determination shall be conclusive absent manifest error) that SOFR is not readily available in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining SOFR, then the Lender shall forthwith give notice thereof to Borrower, whereupon the obligations under the Note shall bear interest at either the Prime Rate or another alternative substitute index rate available as determined by the Lender in its reasonable discretion until the Lender notifies Borrower that the circumstances giving rise to such unavailability no longer exist.

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

    (e)       Notwithstanding anything herein to the contrary, in the event Lender reasonably determines (i) SOFR is permanently or indefinitely unavailable or unascertainable, or ceases to be published by the administrator of SOFR or any successor of such administrator, (ii) SOFR is determined to be no longer representative by the regulatory supervisor of the administrator of SOFR, (iii) SOFR can no longer be lawfully relied upon in contracts of this nature, or (iv) SOFR does not reflect the Lender’s cost of making or maintaining the type of loans or advances under this Loan Agreement, then, at the election of the Lender, all references to SOFR herein will instead be to a replacement rate determined by the Lender in its reasonable discretion, including any adjustment to the replacement rate to reflect a different credit spread, term or other mathematical adjustment deemed necessary by the Lender in its reasonable discretion (including the implementation of any rate floor). The Lender will provide reasonable notice to Borrower of such replacement rate and the date on which it will become effective.

In deciding upon a replacement rate, Lender shall give due consideration to (a) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to SOFR for U.S. dollar-denominated credit facilities. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

For the purposes hereof,

“Applicable Margin” means 1.85% per annum with respect to Note.

“Floating Rate” means, for any U.S. Government Securities Business Day, the greater of (a) 1.85% and (b) the rate per annum equal to the SOFR on such day; provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto. Any change in Floating Rate shall be effective from and including the date of such change without further notice.

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

“Prime Rate” means, for any day, the greater of (a) 1.85% and (b) the prime rate of interest in effect for such day as published in the Wall Street Journal or other similar sources as designated by the Lender (it being understood and agreed that such rate may not be the Lender’s best or lowest rate); provided, if any day falls on a date other than a Business Day or on a date when the Wall Street Journal is not published, the rate shall be determined with reference to the applicable rate shown in the most recently published edition of the Wall Street Journal or such other index designated by the Lender upon notice to the Borrower.

“SOFR” means the secured overnight financing rate for the “30 DAY AVERAGE” as published by the Federal Reserve Bank of New York, as the administrator of SOFR (or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time), on the Federal Reserve Bank of New York’s website, https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index (or any successor website or source).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.”

    (f)     Unless required by applicable law, and prior to any default being declared, payments will be applied first to any accrued unpaid interest; then to principal, then to escrow, then to any late charges, and then to any unpaid collection costs.

    (g)     The Note may be prepaid at any time without premium or penalty.

    (h)     If a payment date falls on a Saturday, Sunday or federally designated bank holiday, the obligation will continue to incur interest until the payment is applied, and the payment will be applied (first to interest) on the next Business Day. “Business Day” shall mean any day that the Lender is open for business and excludes all Saturdays, Sundays and federally designated bank holidays.

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

    (i)     The Borrower will pay a fee of $30.00 if the check or preauthorization charge with which the Borrower pays, is later dishonored.

    (j)     Upon an Event of Default, as defined herein, including failure to pay upon final maturity, the interest rate on the Note shall be increased by adding an additional 3.00 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.”

(b)       Subsection (a) of Section 2.4 of the Loan Agreement is hereby amended and restated to provide as follows

 “(a)     Late Fees. If a payment is late ten (10) or more days, Borrower will be charged five percent (5%) of the unpaid portion of the regularly scheduled payment or Fifty Dollars ($50.00), whichever is greater, but in any event not to exceed the amount permitted by applicable law.”

(c)       Section 2.5 of the Loan Agreement is hereby amended and restated to provide as follows:

  “2.5          Maturity. All unpaid principal and all interest accrued on the Note shall be due and payable in full on July 24, 2026 (“Note Termination Date”).”

(d)       Section 2.7 of the Loan Agreement is hereby amended and restated to provide as follows:

  “2.7          Computations/Accrual Method. Interest on the Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the Note is computed using this method.”

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

(e)       A new Section 2.11 is hereby added to the Loan Agreement to provide as follows:

  “2.11          Lender's Right to Make Advances. If the Borrower fails to comply with any provision hereunder or any provision of any of the Loan Documents, the Lender may (but shall not be obligated to) take any action that the Lender deems appropriate, including without limitation, discharging or paying taxes, liens, security interests, encumbrances, and any other claims, and paying all costs for insuring; maintaining and preserving any collateral securing the Note. Such expenditures will become part of the indebtedness evidenced by the Note and may be added to the principal balance of the Note and will bear interest as described herein.”

(f)       A new Section 4.16 is hereby added to the Loan Agreement to provide as follows:

 “4.16         Recovery of Additional Costs. The Borrower agrees to pay the Lender an amount to be calculated by the Lender if the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application thereof by any court or administrative or governmental authority imposes, modifies or makes applicable any additional taxes, reserve requirements, capital adequacy requirements or other obligations which would (a) increase the cost to the Lender for extending or maintaining the loan evidenced by the Note; (b) reduce the amounts payable to the Lender under the Loan Documents, or (c) reduce the rate of return on the Lender’s capital as a consequence of the Lender’s obligations with respect the loan evidenced by the Note.”

(g)       Subsection (a) of Section 6.1 of the Loan Agreement is hereby amended and restated to provide as follows:

  “(a)     Payment Default. The Borrower shall fail to pay the Note upon the terms and conditions therein set forth or fail to pay any fees or expenses payable pursuant hereto and such failure shall continue unremedied for five (5) days; or “

(h)       Subsection (d) of Section 6.1 of the Loan Agreement is hereby amended and restated to provide as follows:

  “(d)     Representations and Warranties/False Statements. If any representation or warranty contained in this Agreement or any other document, letter, or certificate furnished or to be furnished to the Lender proves to be false in any material respect as of the date the Agreement or such document, letter, or certificate is executed or at the time such letter or certificate is delivered to the Lender; or”

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

(i)       New Subsections (f), (g), (h) and (i) are hereby added to Section 6.1 of the Loan Agreement to provide as follows:

“(f)      Defective Collateralization or Invalidity of any Loan Document. If any loan document ceases to be in full force and effect, or any collateral document fails to create a valid and perfected security interest, at any time and for any reason; or

(g)       Creditor or Forfeiture Proceedings. Commencement of foreclosure, forfeiture, repossession, garnishment, levy, or other enforcement actions against the Borrower or the Guarantor, or any collateral securing the Note; or

(h)       Material Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Loan is materially impaired; or

(i)       Other Defaults/Cross-Default. The failure to comply with or to perform any other term, obligation, covenant or condition in any other loan document or in any other agreement with the Lender.”

(j)       Section 7.4 of the Loan Agreement is hereby amended to change notice to the Bank to provide as follows:

“To the Bank:	Old National Bank
372 St. Peter Street
St. Paul, Minnesota 55102
Attn: Timothy O’Connor

With a Copy to:	GDO Law
4770 White Bear Parkway
White Bear Lake, Minnesota 55110
Attn: Peter B. Tiede”

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

(k)       The following new Section 7.12 is hereby added to the Loan Agreement to provide as follows:

“7.12     WAIVER. THE BORROWER WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY PARTIES TO THIS INSTRUMENT ARE INVOLVED AND WHICH DIRECTLY OR INDIRECTLY IN ANY WAY ARISES OUT OF, IS RELATED TO, OR IS CONNECTED WITH THIS INSTRUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE OF THIS INSTRUMENT.”

(l)       Exhibit B to the Loan Agreement is hereby replaced with Exhibit A attached hereto.

3.       Security Agreement. The Borrower confirms that the obligations of the Borrower to the Lender hereunder and pursuant to the Note constitute “Obligations” within the meaning of that certain Security Agreement issued by the Borrower in favor of the Lender dated April 27, 2022 and the Security Agreement is hereby modified accordingly. The Borrower further confirms that upon an occurrence of an "Event of Default" hereunder or under the Note, it shall constitute an Event of Default under the Security Agreement and will entitle the Lender to exercise all of its rights and remedies under the Security Agreement and applicable law. In addition to the Note, the Security Agreement secures all obligations, debts and liabilities, plus interest thereon, of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

4.       Reimbursement of Costs and Expenses. The Borrower shall promptly reimburse Lender for any and all reasonable expenses, fees and disbursements, including attorneys' fees, incurred in connection with the preparation and performance of this Amendment No. 3 to Loan Agreement and the instruments and documents related thereto, and all expenses of collection of any loans made or to be made hereunder, including reasonable attorneys' fees.

5.       Effective Date. The amendment provided for herein shall be effective as of the date hereof, except as specifically provided for herein.

6.       No Defaults. After giving effect to this Amendment No. 3 to Loan Agreement, the Borrower hereby represents and warrants to the Lender that no Default or Event of Default has occurred or is continuing under the Loan Agreement, as amended hereby, and no event has occurred which with the passage of time or giving of notice would mature into a Default or an Event of Default.

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

7.       References. All references in the Note and all other Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment No. 3 to Loan Agreement.

8.       Representations and Warranties. The Borrower hereby restates and reaffirms to the Lender all the representations and warranties contained in the Loan Agreement the same as if made on the date hereof and fully set forth herein. Borrower further confirms, acknowledges and agrees that it has waived for the benefit of the Lender and its successors and assigns, all defenses, offsets, counterclaims and causes of action of every kind and character it may have had, may now have or may have in the future with respect to its obligations to pay and perform under the Note, the Loan Agreement and the Loan Documents or the transactions evidenced or secured thereby.

9.       No Other Amendments. Except as specifically amended herein, all of the terms, covenants and conditions of the Loan Agreement remain in full force and effect.

10.       Recitals. The above recitals are true and correct as of the date hereof and constitute a part of this Agreement.

11.       Counterparts. This Amendment No. 3 to Loan Agreement may be signed in any number of counterparts, including electronic and facsimile counterpart signatures, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(signature page to follow)

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to Loan Agreement as of the date and year first written above.

Clearfield, Inc.

By	/s/ Daniel R. Herzog
Daniel R. Herzog Its Chief Financial Officer

Old National Bank

By	/s/ Tim O’Connor
Its Senior Vice President

AMENDMENT NO. 3 TO LOAN AGREEMENT
(Clearfield, Inc.)

Loan No. 20008600879	April 25, 2026

EXHIBIT A

EXCEPTIONS TO SECTIONS 3.3, 3.5 AND 5.3

As to Sections 3.3 and 5.3:

Creditor	Goods Covered	Financing Statement
MUFG Union Bank, N.A.	Specific Receivables	#1236046200379

As to Section 3.5:

(Subsidiaries)

None